Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Community Corporation of our report dated March 14, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Community Corporation, appearing in the Annual Report on Form 10-K of First Community Corporation for the year ended December 31, 2017.

/s/ Elliott Davis, LLC

Columbia, South Carolina

January 31, 2019